UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-102511-14	13-3909682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 South Main Street
Kennesaw, GA 30144
(Address of Principal Executive Offices, including Zip Code)

Telephone: (770) 514-1411
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In a press release dated October 26, 2006 (filed as Exhibit 99.1 to this Form 8-K), Brand Services, Inc. (“the Company”), a wholly-owned subsidiary of Registrant, announced that, in connection with its previously announced tender offer and consent solicitation for any and all of its $150,000,000 aggregate principal amount of outstanding 12% Senior Subordinated Notes due 2012, which commenced May 9, 2006, it has further extended the time by which holders must tender notes in response to the tender offer.  The tender offer, which was scheduled to expire at 5:00 p.m., New York City time, on November 9, 2006, has been extended to 5:00 p.m., New York City time, on November 20, 2006, unless further extended.

In addition, the Company further extended the date by which the dealer manager and solicitation agent will determine the pricing for the tender offer.  The price determination date, which was scheduled to be at 10:00 a.m., New York City time, on October 26, 2006, has been extended to 10:00 a.m., New York City time, on November 6, 2006, unless further extended.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

Exhibit #	Description

99.1	Press Release of Brand Services, Inc. dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Energy & Infrastructure Services, Inc.

Dated: October 26, 2006	By:	/s/ Anthony A. Rabb
Name: Anthony A. Rabb
Title: Chief Financial Officer and Vice President, Finance